UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   May 2, 2011 (April 29, 2011)

ANTS SOFTWARE INC.
(Exact name of Registrant as specified in its charter)

Delaware	000-16299	13-3054685
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1031 Cambridge Square, Suite F, Alpharetta, GA	30009
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (650) 931-0500

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On April 29, 2011, David A. Buckel, the Registrant’s Chief Financial Officer and Secretary resigned from his position with the Registrant effective May 15, 2011.  Mr. Buckel has not identified any disagreement with the Registrant on any matter relating to the Registrant’s operations, policies or practices.

On April 29, 2011, Mr. Buckel and the Registrant entered into a Separation Agreement under which (i) Mr. Buckel will resign from the Registrant effective May 15, 2011; (ii) Mr. Buckel will continue to consult with the Registrant after May 15, 2011, including on the preparation and filing of the Registrant’s quarterly report for the quarter ended March 31, 2011; (iii) to ensure a smooth transition of his duties, Mr. Buckel will also provide consulting services concerning, without limitation, such things as the Registrant’s periodic SEC reports, litigation matters, financial reporting, and registration statements at an agreed upon hourly rate; (iv) Mr. Buckel’s employment agreement with the Registrant is terminated; (v) Mr. Buckel is to be paid a non-refundable retainer of $10,000 for his consulting services; and (vi) Mr. Buckel and the Registrant entered into a mutual, general release of all claims, known and unknown.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANTs software inc.

Date: May 2, 2011	By:	/s/ Joseph Kozak
Joseph Kozak, President and
Chief Executive Officer